Exhibit 21
                    THERMOTREX CORPORATION SUBSIDIARIES As of
       November 19, 1998, the Registrant owned the following subsidiaries:
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
                                                                              STATE OR
                                                                            JURISDICTION       PERCENT OF
                                   NAME                                          OF            OWNERSHIP
                                                                            INCORPORATION

        ThermoLase Corporation                                              Delaware               71
        (additionally, 7.74% of the shares are owned directly by The
        Thermo Electron Companies Inc.)
           Creative Beauty Innovations, Inc.                                Texas                 100
           The Greenhouse Spa, Inc.                                         Pennsylvania          100
           ThermoLase England L.L.C.                                        Delaware               50*
               ThermoLase UK Limited                                        United Kingdom        100
           ThermoLase France L.L.C.                                         Delaware               71*
               ThermoDess S.A.S.                                            France                 71*
           ThermoLase International L.L.C.                                  Delaware               35*
           ThermoLase Japan L.L.C.                                          Wyoming                50*
               Thira Japan, Inc.                                            Japan                 100
        ThermoTrex East Inc.                                                Massachusetts         100
        Trex Medical Corporation                                            Delaware               70
        (additionally, 2.0% of the shares are owned directly by The
        Thermo Electron Companies Inc.)
           Bennett X-Ray Corporation                                        New York              100
               Bennett International Corporation                            U.S. Virgin           100
                                                                            Islands
               Eagle X-Ray, Inc.                                            New York              100
               Island X-Ray Incorporated                                    New York              100
           Continental X-Ray Corporation                                    Delaware              100
           Trex Medical France S.A.                                         France                100
               Societe Financiere Trophy S.A.                               France                100
                  Trophy Radiologie S.A.                                    France                100
                      Stephan'X S.A.                                        France                100
                      Trophy Benelux S.A.                                   Belgium               100
                      Trophy Radiologie Italia S.R.L.                       Italy                 100
                      Trophy Radiologie Japan Kabushiki Kaisha              Japan                 100
                      Trophy Radiologie GmbH (FRG)                          Germany               100
                      P.T. Trophy Rajawali Indonesia                        Indonesia             100
                      Trophy Radiologia Espana SL                           Spain                 100
                      Trophy Ronlgen Sanayi Anonim Sirketi                  Turkey                100
                      Trophy Radiologie U.K. Ltd.                           United Kingdom        100
                      Trophy Radiology, Inc.                                Virginia              100
                      Ardet Italia S.R.L.                                   Italy                 100
                      SCI Boucher Debard Baudry Guillot                     France                100
           XRE Corporation                                                  Delaware              100
        Trex Communications Corporation                                     Delaware               77
           Computer Communications Specialists, Inc.                        Georgia               100
               Computer Communication Specialists UK Ltd                    United Kingdom        100
           EMP TrexCom Inc.                                                 Delaware              100
           LNR Communications, Inc.                                         Delaware              100

* Joint Venture/Partnership
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